Exhibit 99.2

 Leading Enabler and Provider of Live and On-Demand Content to Internet-Connected Devices  DivX Transaction Presentation   January 5, 2015

  Forward Looking Statements   Safe Harbor Statements.Certain statements herein are forward-looking statements and represent NeuLion’s current intentions in respect of future activities. Forward-looking statements can be identified by the use of the words “will,” “expect,” “seek,” “anticipate,” “believe,” “plan,” “estimate,” “expect,” and “intend” and statements that an event or result “may,” “will,” “can,” “should,” “could,” or “might” occur or be achieved and other similar expressions. These statements, in addressing future events and conditions, involve inherent risks and uncertainties. Although the forward-looking statements contained in this release are based upon what management believes to be reasonable assumptions, NeuLion cannot assure readers that actual results will be consistent with these forward-looking statements. These forward-looking statements are made as of the date of this release and NeuLion assumes no obligation to update or revise them to reflect new events or circumstances, except as required by law. Many factors could cause NeuLion’s actual results, performance or achievements to be materially different from any future results, performance or achievements that may be expressed or implied by such forward-looking statements, including: our ability to derive anticipated benefits from the acquisition of DivX, LLC; our ability to successfully integrate the operations of DivX, LLC; our ability to realize some or all of the anticipated benefits of our partnerships; general economic and market segment conditions; our customers’ subscriber levels and financial health; our ability to pursue and consummate acquisitions in a timely manner; our continued relationships with our customers; our ability to negotiate favorable terms for contract renewals; competitor activity; product capability and acceptance rates; technology changes; regulatory changes; foreign exchange risk; interest rate risk; and credit risk. These factors should be considered carefully and readers should not place undue reliance on the forward-looking statements. A more detailed assessment of the risks that could cause actual results to materially differ from current expectations is contained in the “Risk Factors” section of NeuLion’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, which is available on www.sec.gov and filed on www.sedar.com. Use of Non-GAAP Financial Measures.In addition to our U.S. GAAP results, this presentation also includes certain non-GAAP financial measures as defined by the SEC. The Company defines Adjusted Gross Margin Percentage as consolidated operating income (loss) plus depreciation and amortization, research and development expenses and selling general administrative expenses divided by total revenue. It defines Adjusted EBITDA as consolidated net income (loss) before interest, income taxes, depreciation and amortization, investment income, stock-based compensation, amortization of discount on convertible note and foreign exchange loss. Adjusted Gross Margin Percentage and Adjusted EBITDA are key measures used by management to evaluate our results and make strategic decisions about the Company, including potential acquisitions. Management believes these measures are useful to investors because they are indicators of operational performance. Because not all companies use identical calculations, the Company's presentation of Adjusted Gross Margin Percentage and Adjusted EBITDA may not be comparable to similarly titled measures of other companies. These measures do not have any standardized meaning prescribed by U.S. GAAP and therefore are unlikely to be comparable to the calculation of similar measures used by other companies, and should not be viewed as alternatives to measures of financial performance or changes in cash flows calculated in accordance with U.S. GAAP.

 NeuLion + DivX: Investment Highlights  Combination creates online video powerhouse from both technology platform and consumer experience perspectivePerfectly positions NeuLion at forefront of accelerating adoption of 4K video and Over-The-Top services in fast-growing online video marketGlobalizes NeuLion’s reach and expands its addressable marketStrengthens NeuLion’s management team and expands its Board of Directors  Positioned to Take Advantage of Accelerating Adoption of 4K and Move to Digital Platforms

Strategic Rationale

Expanding Opportunities in Exploding OTT Marketplace*	▪ Global online TV and video revenue projected to reach $42.3B in 2020, up from $4.0B in 2010 and $19.0B in 2014 ▪ 4K adoption is forecast to grow quickly from 2015 onwards with 100+ million shipments in 2018, equal to 38% of total TV market, up from 11.6 million units in 2014
Creates Technology Platform Powerhouse Positioned at Forefront of 4K Video Emergence	▪ NeuLion enabled over 50,000 live events last year for some of the largest content rights holders in the world ▪ DivX currently has over 1 billion enabled devices worldwide, as well as deep and established relationships with major Hollywood studios and the consumer electronics industry who have approved DivX's DRM solution for use in VOD and streaming offerings ▪ Live and on demand secured streaming of content will happen first on digital platforms before cable and satellite. Combined company will be a leader in this space from a technology platform and consumer experience perspective ▪ Combines NeuLion's historical strength in live sports events with DivX's historical strength in on-demand video and relationships with entertainment and consumer electronics industries ▪ With NeuLion's managed services and DivX's technology product components, the combined company will offer customers the choice of either building and managing digital video platforms internally or licensing a fully integrated managed services solution
Expands & Deepens Management Team and Global Reach	▪ All management and employees of DivX will join NeuLion ▪ Nancy Li, Executive Vice Chairman, responsible for technology and product development ▪ Kanaan Jemili, CEO of combined company, formerly CEO of DivX ▪ 17 offices worldwide

*Sources: Research & Markets, 8/22/2014; Futuresource Consulting, 12/19/2014.

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NeuLion

DivX Profile

- 270 employees worldwide
- 9 office locations
  - San Diego, CA headquarters
  - Tomsk, Russia
  - Aachen, Germany
  - Seoul, Korea
  - London, UK
  - Tokyo, Japan
  - Osaka, Japan
  - Shenzhen, China
  - Taipei, Taiwan
- Key markets:
  - Consumer Electronics
  - Broadcasters
  - Service Providers
  - Video Production
  - OTT Services
  - Consumers

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 DivX Partnership Highlights

THE INDUSTRY IS GOING ALL-IN WITH 4K

Availability of 4K-enabled devices is increasing rapidly…

- 11.6 million 4K-enabled units are expected to ship in 2014, up nearly 700% year on year
- 4K adoption is forecast to grow quickly with over 100 million shipments projected in 2018, representing 38% of the total TV market

Source: **Futuresource Consulting, 12/19/14**

…while prices are dropping just as rapidly…

- Prices for 4K TVs are falling fast, dropping by about 85% worldwide in just two years.

Source: **Business Insider, 9/2/14**

…and 4K content libraries grow.

- Major OTT content providers are beginning to offer 4K content to subscribers: Amazon (free with Amazon Prime), Netflix (addl. $3/month)
- Comcast recently partnered with Samsung to deliver select 4K content to customers with 2014 Samsung 4K TVs; new X1 set-top box = 4K-ready.

Source: **Digital Trends, 12/9/14**

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NeuLion Confidential
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NeuLion
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 NeuLion + DivX: The Foundation  NeuLion Platform + DivX Technologies (4K, HEVC, DASH, etc)

A Complete Solution for Content Fulfillment

Preparation	Storage	Back Office	Delivery	Players
• Ingestion • Encoding • Packaging • Metadata	• CDN	• Content Management • CRM • Subscription Management • Billing • Reporting • Analytics	• DRM • Download • Streaming • Licensing • Repackaging	• Apps / UIs • Decryption • Decoding • Certification • Secure Mobile Players

DivX

NeuLion

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DEAL STRUCTURE AND ECONOMICS

- $62.5 million, payable to DivX's shareholder as follows:
  - 35,890,216 shares of NeuLion common stock equal to $37.5 million
    - To be issued at closing at a set price of approximately $1.045 per share based on five-day VWAP for NeuLion stock as of the market close on December 24, 2014
  - Two-year convertible note in the principal amount of $25.0 million, subject to working capital adjustments
    - Interest rate of 6.0% per annum
    - Maturity Date of January 2, 2017
    - Conversion price of approximately $1.045 per share
    - Subject to receipt of all necessary regulatory approvals, including approval of the issuance of the conversion shares from common stock holders at the next annual meeting of shareholders, at which time the note is expected to be converted into common shares
- Transaction expected to be immediately accretive on non-GAAP Adjusted EBITDA basis
- Transaction expected to be accretive on GAAP operating income basis for 2016
- James Hale, Chairman of DivX and Managing Partner, Parallax Capital Partners, and John Coelho, DivX Board member and Partner, StepStone Group joining NeuLion Board
- Audited results for 2013 and 2014 are expected to be filed within 75 days after close of transaction
- Closing expected in Q1 2015

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NeuLion

DivX Financial Profile

$/Millions	6 months ended September 30, 2014	**Comments** *All figures are estimates and subject to audit*
GAAP Revenue	$10.8	
Non-GAAP Revenue	$26.6	79% - Licensing / 21% - Professional
Cost of Goods Sold	$3.2	Costs are largely fixed
Non-GAAP Gross Margin	~88%	
SG&A	$9.2	Primarily headcount: Includes $1.2 million of expenses related to Parallax's acquisition of DivX
R&D	$10.8	Primarily headcount
GAAP Consolidated Net Loss	$7.4	
Non-GAAP Adjusted EBITDA	$3.5	

- Licensing
  - Primarily to consumer electronic manufacturers
  - Generally two-year contracts with fixed quarterly installments
- Professional
  - MainConcept brand
  - Sold on an annual licensing basis including maintenance or on a per unit basis
- Expect minimal cost redundancies
- Little to no seasonality

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NeuLion

Key Takeaways   Combination creates online video powerhouse from both technology platform and consumer experience perspectivePerfectly positions NeuLion at forefront of accelerating adoption of 4K video and Over-The-Top services in fast-growing online video marketGlobalizes NeuLion’s reach and expands addressable market Poised to benefit from cross-selling opportunities from minimal overlap of customer basesTransaction expected to be immediately accretive on Non-GAAP Adjusted EBITDA basis and accretive on GAAP operating income basis for 2016

 Appendix

 Reconciliation Table          Six months ended                                        September 30,      2014          Revenue on a GAAP basis  $                 10,794    Purchase accounting adjustments 15,784  (a) Non-GAAP Revenue   $                 26,578                  Six months ended                                        September 30,       2014          Consolidated net loss on a GAAP basis  $                  (7,416)          Purchase accounting adjustments 15,706    Income taxes  (4,944)   Depreciation 129    Stock-based compensation 20          Non-GAAP Adjusted EBITDA   $                   3,495    Please note that all the figures above are estimates and are subject to audit.(a) Since DivX was acquired by Parallax Capital Partners in March 2014, the purchase price allocation included an adjustment to record the fair value of assumed contractual payments due to DivX for which no or little additional obligations existed in order to receive such payments. These contractual payments are for fixed multi-year site licenses and unbilled per unit royalties for units shipped prior to the acquisition. Prior to the March 2014 acquisition, revenue in such transactions was recognized during the period in which such customers reported the number of royalty-eligible units that they have shipped. Additionally, in certain multi-year site licenses and guaranteed minimum-royalty licenses DivX entered into extended payment programs. Revenue related to such extended payment programs were recognized at the earlier of when cash was received or when periodic payments became due. The payment terms extend over the term of the multi-year license and the remaining contractual payments that exist at the acquisition date will be received by DivX. As DivX assumed no additional obligations under such contracts, these payments are considered a fixed payment stream, rather than revenue. This fixed payment stream is accounted for as an element of accounts receivable and included as part of the purchase accounting.The fair value of the remaining contractual payment due under the applicable contracts is estimated by calculating the discounted cash flows associated with such future billings. The reduction in revenues related directly to the transaction has been reflected as a non-GAAP financial measure to include the effect of the excluded revenues to allow investors and analysts to make meaningful comparisons between DivX’s ongoing core business operating results and those of other companies.